Exhibit 99.1

Real Goods Solar Encourages Shareholders to Vote at Upcoming Special Meeting on January 14, 2014

LOUISVILLE, CO, December 9, 2013 – Real Goods Solar, Inc. (NASDAQ: RSOL), a nationwide leader of turnkey solar energy solutions for residential, commercial, and utility customers, encourages shareholders to vote in person or via proxy at its upcoming special meeting to be held January 14, 2014 at 10:00 a.m. Mountain time, at the offices of Real Goods Solar, 833 West South Boulder Road, Louisville, Colorado.

The meeting will be held to consider and vote upon the matters set forth in the final joint proxy statement/prospectus that Real Goods Solar filed with the Securities and Exchange Commission on December 3, 2013, including a proposal to approve the issuance of shares of Real Goods Solar Class A common stock in connection with the Mercury merger, and a proposal to approve an amendment to Real Goods Solar’s 2008 Long-Term Incentive Plan to increase the number of shares authorized for issuance under the plan.

Shareholders should soon receive their joint proxy statement/prospectus in the mail. The company encourages those who cannot attend the special meeting in person to submit their proxies by telephone, via internet or by mail.

“Every shareholder’s voice is important to us, so we welcome and encourage everyone to attend this special meeting,” said Real Goods Solar CEO Kam Mofid. “For those unable to attend, it is very important for you to vote via proxy. We are excited about and look forward to completing the Mercury transaction. As described more fully in our Form S-4 declared effective December 3, 2013, our board of directors has approved the transaction and recommends a ‘yes’ vote. Our management and our board of directors believe that the merger with Mercury will position us as one of the largest U.S. solar installers, increase our financial resources and stability, and provide us with superior access to growth capital. We believe that the expected synergies arising from the merger, including expanded market presence in the important Northeast region as well as anticipated cost savings, will make the combined company well positioned for growth and success in 2014 and beyond.”

Only holders of record of Real Goods Solar Class A common stock at the close of business on November 29, 2013, the record date for the special meeting, will be entitled to vote their shares at the special meeting or any adjournment or postponement of the special meeting.

About Real Goods Solar, Inc.

Real Goods Solar, Inc. (NASDAQ: RSOL) is one of the nation’s pioneering solar energy companies serving commercial, residential, and utility customers. Beginning with one of the very first photovoltaic panels sold to the public in the U.S. in 1978, the company has installed more than 16,000 solar power systems representing well over 120 megawatts of 100% clean renewable energy. Real Goods Solar makes it very convenient for customers to save on their energy bill by providing a comprehensive solar solution, from design, financing, permitting and installation to ongoing monitoring, maintenance and support. As one of the nation’s largest and most experienced solar power players, the company has 17 offices across the West and the Northeast. It services the commercial and utility markets through its RGS Energy division. For more information, visit RealGoodsSolar.com or RGSEnergy.com, on Facebook at www.facebook.com/realgoodssolar and on Twitter at www.twitter.com/realgoodssolar.

Additional Information About the Transaction

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The transaction described herein will be submitted to the shareholders of each of Real Goods Solar and Mercury for approval. Real Goods Solar has filed with the Securities and Exchange Commission a registration statement on Form S-4 containing a joint proxy statement/prospectus of Real Goods Solar and Mercury as well as other relevant documents in connection with the transaction. The Securities and Exchange Commission declared the Form S-4 effective on November 27, 2013. Real Goods Solar filed with the Securities and Exchange Commission the final joint proxy statement/prospectus on December 3, 2013 and expects to mail the final joint proxy statement/prospectus to their respective shareholders on or about December 9, 2013. SHAREHOLDERS ARE URGED TO READ IN THEIR ENTIRETY THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT REAL GOODS SOLAR, MERCURY AND THE PROPOSED TRANSACTION.

A free copy of the registration statement and joint proxy statement/prospectus, as well as other filings containing information about Real Goods Solar, may be obtained at the Securities and Exchange Commission’s website (www.sec.gov). These documents may also be obtained, free of charge, from the investor relations section of Real Goods Solar’s website (www.RealGoodsSolar.com) or by directing a request to 833 W. South Boulder Road, Louisville, Colorado 80027, Attention: Secretary, Real Goods Solar, Inc., heidi.french@realgoods.com or (303) 222-8430.

Real Goods Solar and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Real Goods Solar in connection with the transaction. Information about Real Goods Solar’s directors and executive officers is set forth in Real Goods Solar’s definitive proxy statement filed with the Securities and Exchange Commission on October 18, 2013. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the joint proxy statement/prospectus regarding the transaction. Free copies of these documents may be obtained as described above.

This document shall not constitute an offer to sell or the solicitation of an offer to buy or subscribe for any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Cautionary Statement Regarding Forward-Looking Statements

This communication includes forward-looking statements relating to matters that are not historical facts. Forward-looking statements may be identified by the use of words such as “expect,” “intend,” “believe,” “will,” “should” or comparable terminology or by discussions of strategy. While Real Goods Solar believes its assumptions and expectations underlying forward-looking statements are reasonable, there can be no assurance that actual results will not be materially different. Risks and uncertainties that could cause materially different results include, among others, receiving shareholder approval for the transaction described herein, successfully closing the transaction described herein, realizing synergies and other benefits from the transaction described herein, introduction of new products and services, completion and integration of acquisitions, possibility of negative economic conditions and other risks and uncertainties included in Real Goods Solar’s filings with the Securities and Exchange Commission. Real Goods Solar assumes no duty to update any forward-looking statements.

Media and Investor Relations Contact

Ron Both

Liolios Group, Inc.

Tel 1-949-574-3860

RSOL@liolios.com